As filed with the Securities and Exchange	Registration No. 333-158492
Commission on June 21, 2010
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-1
POST-EFFECTIVE AMENDMENT NO. 3
TO
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
ING Life Insurance and Annuity Company
Connecticut
(State or other jurisdiction of incorporation or organization)
71-0294708
(I.R.S. Employer Identification No.)
One Orange Way, C1S, Windsor, Connecticut 06095-4774, (860) 580-2831

Michael A. Pignatella, Counsel
ING Life Insurance and Annuity Company
One Orange Way, C1S, Windsor, Connecticut 06095-4774
(860) 580-2831

Approximate date of commencement of proposed sale to the public: It is proposed that the public offering will commence as soon as practicable after effectiveness of this filing.
If any of the securities being registered to this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [ X ]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities
Act, check the following box and list the Securities Act registration statement number of the
earlier effective registration statement for the same offering. [	]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
(Check one):

Large accelerated filer	Accelerated filer

Non-accelerated filer ☒	Smaller reporting company
(Do not check if a smaller reporting company)

PART I
INFORMATION REQUIRED IN PROSPECTUS

The Prospectus dated April 30, 2010 as filed on April 6, 2010, and Form 10-Q as filed with the SEC on May 14, 2010, are incorporated into Part I of this Post-
Effective Amendment No. 3 by reference and made part of this Registration
Statement.

ING Life Insurance and Annuity Company

Guaranteed Accumulation Account

Supplement dated August 23, 2010 to the
Guaranteed Accumulation Account Prospectus dated April 30, 2010

The following information updates and amends certain information contained in your Guaranteed Accumulation Account
Prospectus. Please read it carefully and keep it with your current Guaranteed Accumulation Account Prospectus for future reference.

The following describes changes applicable to the Guaranteed Accumulation Account (GAA) for variable annuity contracts issued on or after September 27, 2010, or upon state insurance department approval, whichever is later, and restates information applicable to contracts issued prior to September 27, 2010, or before state insurance department approval, whichever is later.

1.	The following replaces the second paragraph of the “Guaranteed Interest Rates” section on page 3 of the Contract
Prospectus:

The guaranteed interest rates we offer will always meet or exceed the minimum interest rates agreed to in the contract.
Not all contracts provide for minimum interest rates for the Guaranteed Accumulation Account. Apart from meeting the contractual minimum interest rates (if any), we can in no way guarantee any aspect of future offerings.

2.	The following replaces the second paragraph of the “Guaranteed Terms of Greater than One Year” section on page 8 of the Contract Prospectus:

We will not guarantee or credit a guaranteed interest rate below the minimum rate specified in the contract for the
Guaranteed Accumulation Account (if any), nor will we credit interest at a rate above the guaranteed interest rate we announce prior to the start of a deposit period.

3.	The following replaces the “Calculation of the MVA,” “Deposit Period Yield,” “Current Yield,” and “MVA Formula”
sections on page 13-14 of the Contract Prospectus:

Calculation of the MVA

For contracts issued on or after to September 27, 2010 (or upon state insurance department approval, whichever is later), the amount of the MVA depends on the relationship between:
> The average corporate bond yield (US Treasury Rate plus spread over Treasury) of the month of deposit for the corresponding guaranteed term; and
> The current corporate bond yield (US Treasury Rate plus spread over Treasury) at the time of withdrawal for a period equal to the remainder of the guaranteed term.

If the current corporate bond yield at the time of withdrawal is less than the average corporate bond yield of the month of deposit, the MVA will decrease the amount withdrawn from a guaranteed term to satisfy a transfer or withdrawal request
(the MVA will be positive). If the current corporate bond yield at the time of withdrawal is greater than the average corporate bond yield of the month of deposit, the MVA will increase the amount withdrawn from a guaranteed term (the
MVA will be negative).

For contracts issued prior to September 27, 2010 (or before state insurance department approval, whichever is later), the amount of the MVA depends on the relationship between:
> The deposit period yield of U.S. Treasury Notes that will mature in the last quarter of the guaranteed term; and
> The current yield of such U.S. Treasury Notes at the time of withdrawal.

If the current yield is less than the deposit period yield, the MVA will decrease the amount withdrawn from a guaranteed term to satisfy a transfer or withdrawal request (the MVA will be positive). If the current yield is greater than the deposit period yield, the MVA will increase the amount withdrawn from a guaranteed term (the MVA will be negative).

	X.158492-10	1 of 7	August 2010

     Deposit Period Yield. We determine the deposit period yield used in the MVA calculation by considering interest rates prevailing during the deposit period of the guaranteed term from which the transfer or withdrawal will be made. First, we identify the Treasury Notes that mature in the last three months of the guaranteed term. Then, we determine their yield-to-maturity percentages for the last business day of each week in the deposit period. We then average the resulting percentages to determine the deposit period yield. Treasury Note information may be found each business day in publications such as the Wall Street Journal which publishes the yield-to-maturity percentages for all Treasury Notes as of the preceding business day.

     Current Yield. We use the same Treasury Notes identified for the deposit period yield to determine the current yield—Treasury Notes that mature in the last three months of the guaranteed term. However, we use the yield-to-maturity percentages for the last business day of the week preceding the withdrawal and average those percentages to get the current yield.

MVA Formula

For contracts issued on or after to September 27, 2010 (or upon state insurance department approval, whichever is later), the mathematical formula used to determine the MVA is:

   { (1 + a + i) } X
             (1 + b + j)     365

Where:
a is the average of the US Treasury Rate in effect on the first four Fridays of the month of deposit for the corresponding guaranteed term; b is the US Treasury Rate in effect on the withdrawal date (based on the previous Friday) for a period equal to the remainder of the guaranteed term; i is the average of the spread over Treasury on the Barclays US Corporate Investment Grade Index (if unavailable a similar service will be utilized) in effect on the first four Fridays of the month of deposit for the corresponding guaranteed term; j is the spread over Treasury on the Barclays US Corporate Investment Grade Index (if unavailable a similar service will be utilized) in effect on the withdrawal date (based on the previous Friday) for a period equal to the remainder of the guaranteed term; and x is the number of days remaining, (computed from Wednesday of the week of withdrawal) in the guaranteed term.

For contracts issued prior to September 27, 2010 (or before state insurance department approval, whichever is later), the mathematical formula used to determine the MVA is:

   { (1 + i) } x
             (1 + j)       365

where i is the deposit period yield; j is the current yield; and x is the number of days remaining (computed from
Wednesday of the week of withdrawal) in the guaranteed term.
For examples of how we calculate MVA, refer to Appendix I.
We make an adjustment in the formula of the MVA to reflect the period of time remaining in the guaranteed term from the
Wednesday of the week of a withdrawal.

X.158492-10	2 of 7	August 2010

4. Appendix I to the GAA Prospectus is hereby deleted and replaced with the following:

Appendix I

Examples of Market Value Adjustment Calculations

The following are examples of market value adjustment ("MVA") calculations using several hypothetical yields, applicable to contracts issued on or after to September 27, 2010 (or upon state insurance department approval, whichever is later). These examples do not include the effect of any early withdrawal charge or other fees that may be assessed under the contract upon withdrawal.

EXAMPLE I
a is the average of the US Treasury Rate in effect on the first four Fridays of the month of deposit for the corresponding guaranteed term;
b is the US Treasury Rate in effect on the withdrawal date (based on the previous Friday) for a period equal to the remainder of the guaranteed term;
i is the average of the spread over Treasury on the Barclays US Corporate Investment Grade Index (if unavailable a similar service will be utilized) in effect on the first four Fridays of the month of deposit for the corresponding guaranteed term;
j is the spread over Treasury on the Barclays US Corporate Investment Grade Index (if unavailable a similar service will be utilized) in effect on the withdrawal date (based on the previous Friday) for a period equal to the remainder of the guaranteed term; and
x is the number of days remaining, (computed from Wednesday of the week of withdrawal) in the guaranteed term.

Assumptions:			Assumptions:
a	= 3%		a = 4%
i	= 1%		i = 1%
b	= 5%		b = 5%
j	= 1%		j = 1%
x	= 927		x = 927

MVA =		{ (1 + a + i) } x (1 + b + j) 365	MVA =	{ (1 + a + i) } x (1 + b + j) 365

MVA =		{ (1.04) } 927 (1.06) 365	MVA =	{ (1.05) } 927 (1.06) 365
= .9528 = .9762

In this example, the average corporate bond yield		In this example, the average corporate bond yield
of the month of deposit (a + i) of 4% is less than		of the month of deposit (a + i) of 5% is less than
the current corporate bond yield at the time of		the current corporate bond yield at the time of
withdrawal (b + j) of 6%; therefore, the MVA is		withdrawal (b + j) of 6%; therefore, the MVA is
less than one. The amount withdrawn from the		less than one. The amount withdrawn from the
guaranteed term is multiplied by this MVA.		guaranteed term is multiplied by this MVA.

If a withdrawal or transfer request of a specific		If a withdrawal or transfer request of a specific
dollar amount is requested, the amount withdrawn		dollar amount is requested, the amount withdrawn
from a guaranteed term will be increased to		from a guaranteed term will be increased to
compensate for the negative MVA amount. For		compensate for the negative MVA amount. For
example, a withdrawal request to receive a check		example, a withdrawal request to receive a check
for $2,000 would result in a $2,099.08 withdrawal		for $2,000 would result in a $2,048.76 withdrawal
from the guaranteed term.		from the guaranteed term.

X.158492-10	3 of 7	August 2010

EXAMPLE II
a is the average of the US Treasury Rate in effect on the first four Fridays of the month of deposit for the corresponding guaranteed term;
b is the US Treasury Rate in effect on the withdrawal date (based on the previous Friday) for a period equal to the remainder of the guaranteed term;
i is the average of the spread over Treasury on the Barclays US Corporate Investment Grade Index (if unavailable a similar service will be utilized) in effect on the first four Fridays of the month of deposit for the corresponding guaranteed term;
j is the spread over Treasury on the Barclays US Corporate Investment Grade Index (if unavailable a similar service will be utilized) in effect on the withdrawal date (based on the previous Friday) for a period equal to the remainder of the guaranteed term; and
x is the number of days remaining, (computed from Wednesday of the week of withdrawal) in the guaranteed term.

Assumptions:		Assumptions:

a	= 5%	a = 4%
i	= 1%	i = 1%
b	= 3%	b = 3%
j	= 1%	j = 1%
x	= 927	x = 927

MVA	=	{ (1 + a + i) } x (1 +b + j) 365	MVA =	{ (1 + a + i) } x (1 +b + j) 365

MVA	=	{ (1.06) } 927 (1.04) 365	MVA =	{ (1.05) } 927 (1.04) 365

= 1.0496		= 1.0246

In this example, the average corporate bond yield		In this example, the average corporate bond yield
of the month of deposit (a + i) of 6% is greater		of the month of deposit (a + i) of 5% is greater
than the current corporate bond yield at the time		than the current corporate bond yield at the time
of withdrawal (b + j) of 4%; therefore, the MVA		of withdrawal (b + j) of 4%; therefore, the MVA
is greater than one. The amount withdrawn from		is greater than one. The amount withdrawn from
the guaranteed term is multiplied by this MVA.		the guaranteed term is multiplied by this MVA.

If a withdrawal or transfer request of a specific		If a withdrawal or transfer request of a specific
dollar amount is requested, the amount withdrawn		dollar amount is requested, the amount withdrawn
from a guaranteed term will be decreased to reflect		from a guaranteed term will be decreased to
the positive MVA amount. For example, a		reflect the positive MVA amount. For example, a
withdrawal request to receive a check for $2,000		withdrawal request to receive a check for $2,000
would result in a $1,905.49 withdrawal from the		would result in a $1,951.98 withdrawal from the
guaranteed term.		guaranteed term.

X.158492-10	4 of 7	August 2010

The following are examples of market value adjustment ("MVA") calculations using several hypothetical deposit period yields and current yields, applicable to contracts issued prior to September 27, 2010 (or before state insurance department approval, whichever is later). These examples do not include the effect of any early withdrawal charge or other fees that may be assessed under the contract upon withdrawal.

EXAMPLE I
Assumptions:		Assumptions:

i,	the deposit period yield, is 4%	i,	the deposit period yield, is 5%
j,	the current yield, is 6%	j,	the current yield, is 6%
x,	the number of days remaining (computed from	x,	the number of days remaining (computed from
	Wednesday of the week of withdrawal) in the		Wednesday of the week of withdrawal) in the
	guaranteed term, is 927.		guaranteed term, is 927.

		(1 + i) x		(1 + i) x
MVA	=	{(1 + j) } 365	MVA =	{(1 + j) } 365

		(1.04) 927		(1.05) 927
MVA	=	{(1.06) } 365	MVA =	{(1.06) } 365

= .9528	= .9762

In this example, the deposit period yield of 4% is		In this example, the deposit period yield of 5% is
less than the current yield of 6%; therefore, the		less than the current yield of 6%; therefore, the
MVA is less than one. The amount withdrawn		MVA is less than one. The amount withdrawn
from the guaranteed term is multiplied by this		from the guaranteed term is multiplied by this
MVA.		MVA.

If a withdrawal or transfer request of a specific		If a withdrawal or transfer request of a specific
dollar amount is requested, the amount withdrawn		dollar amount is requested, the amount withdrawn
from a guaranteed term will be increased to		from a guaranteed term will be increased to
compensate for the negative MVA amount. For		compensate for the negative MVA amount. For
example, a withdrawal request to receive a check		example, a withdrawal request to receive a check
for $2,000 would result in a $2,099.08 withdrawal		for $2,000 would result in a $2,048.76 withdrawal
from the guaranteed term.		from the guaranteed term.

X.158492-10	5 of 7	August 2010

EXAMPLE II

Assumptions:		Assumptions:

i,	the deposit period yield, is 6%	i,	the deposit period yield, is 5%
j,	the current yield, is 4%	j,	the current yield, is 4%
x,	the number of days remaining (computed from	x,	the number of days remaining (computed from
	Wednesday of the week of withdrawal) in the		Wednesday of the week of withdrawal) in the
	guaranteed term, is 927.		guaranteed term, is 927.

	(1 + i) x		(1 + i) x
MVA =	{(1 + j) } 365	MVA =	{(1 + j) } 365

	(1.06) 927		(1.05) 927
MVA =	{(1.04)} 365	MVA =	{(1.04)} 365

= 1.0496	= 1.0246

In this example, the deposit period yield of 6% is		In this example, the deposit period yield of 5% is
greater than the current yield of 4%; therefore, the		greater than the current yield of 4%; therefore,
MVA is greater than one. The amount withdrawn		the MVA is greater than one. The amount
from the guaranteed term is multiplied by this		withdrawn from the guaranteed term is
MVA.		multiplied by this MVA.

If a withdrawal or transfer request of a specific		If a withdrawal or transfer request of a specific
dollar amount is requested, the amount withdrawn		dollar amount is requested, the amount
from a guaranteed term will be decreased to		withdrawn from a guaranteed term will be
reflect the positive MVA amount. For example, a		decreased to reflect the positive MVA amount.
withdrawal request to receive a check for $2,000		For example, a withdrawal request to receive a
would result in a $1,905.49 withdrawal from the		check for $2,000 would result in a $1,951.98
guaranteed term.		withdrawal from the guaranteed term.

X.158492-10	6 of 7	August 2010

5. Appendix II to the GAA Prospectus is hereby deleted and replaced with the following:

Appendix II

Examples of Market Value Adjustment at Various Yields

The following hypothetical examples show the market value adjustment based on a given: a) current corporate bond yield
(US Treasury Rate plus spread over Treasury) for contracts issued on or after to September 27, 2010 (or upon state insurance department approval, whichever is later); or b) current yield for contracts issued prior to September 27, 2010 (or before state insurance department approval, whichever is later), at time of withdrawal for various times remaining in the guaranteed term. Table A illustrates the application of the market value adjustment based on an average corporate bond yield or deposit period yield of the month of deposit of 6%; Table B illustrates the application of the market value adjustment based on an average corporate bond yield or deposit period yield of the month of deposit of 5%. The market value adjustment will have either a positive or negative influence on the amount withdrawn from or remaining in a guaranteed term. Also, the amount of the market value adjustment generally decreases as the end of the guaranteed term approaches.

TABLE A: Average Corporate Bond Yield or Deposit Period Yield of the Month of Deposit of 6%

	Change in
Current	Average
Corporate	Corporate
Bond Yield	Bond Yield or
or Current	Deposit
Yield at	Period Yield
Time of	of the Month	Time Remaining to
Withdrawal	of Deposit	Maturity of Guaranteed Term

		8 Years	6 Years	4 Years	2 Years	1 Year	3 Months
9%	+3%	80.0%	84.6%	89.4%	94.6%	97.2%	99.3%
8%	+2%	86.1%	89.4%	92.8%	96.3%	98.1%	99.5%
7%	+1%	92.8%	94.5%	96.3%	98.1%	99.1%	99.8%
6%	0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
4%	-2%	116.5%	112.1%	107.9%	103.9%	101.9%	100.5%
3%	-3%	125.8%	118.8%	112.2%	105.9%	102.9%	100.7%
2%	-4%	136.0%	126.0%	116.6%	108.0%	103.9%	101.0%
1%	-5%	147.2%	133.6%	121.3%	110.1%	105.0%	101.2%

TABLE B: Average Corporate Bond Yield or Deposit Period Yield of the Month of Deposit of 5%

	Change in
Current	Average
Corporate	Corporate
Bond Yield	Bond Yield or
or Current	Deposit
Yield at	Period Yield
Time of	of the Month	Time Remaining to
Withdrawal	of Deposit	Maturity of Guaranteed Term

		8 Years	6 Years	4 Years	2 Years	1 Year	3 Months
9%	+4%	74.1%	79.9%	86.1%	92.8%	96.3%	99.1%
8%	+3%	79.8%	84.4%	89.3%	94.5%	97.2%	99.3%
7%	+2%	86.0%	89.3%	92.7%	96.3%	98.1%	99.5%
6%	+1%	92.7%	94.5%	96.3%	98.1%	99.1%	99.8%
4%	-1%	108.0%	105.9%	103.9%	101.9%	101.0%	100.2%
3%	-2%	116.6%	112.2%	108.0%	103.9%	101.9%	100.5%
2%	-3%	126.1%	119.0%	112.3%	106.0%	102.9%	100.7%
1%	-4%	136.4%	126.2%	116.8%	108.1%	104.0%	101.0%

X.158492-10			7 of 7			August 2010

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Not Applicable

Item 14. Indemnification of Directors and Officers

Section 33-779 of the Connecticut General Statutes (“CGS”) provides that a corporation may provide indemnification of or advance expenses to a director, officer, employee or agent only as permitted by Sections 33-770 to 33-778, inclusive, of the CGS. Reference is hereby made to
Section 33-771(e) of the CGS regarding indemnification of directors and Section 33-776(d) of
CGS regarding indemnification of officers, employees and agents of Connecticut corporations.
These statutes provide in general that Connecticut corporations incorporated prior to January 1,
1997 shall, except to the extent that their certificate of incorporation expressly provides otherwise, indemnify their directors, officers, employees and agents against “liability” (defined as the obligation to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding) when (1) a determination is made pursuant to Section 33-775 that the party seeking indemnification has met the standard of conduct set forth in Section 33-771 or (2) a court has determined that indemnification is appropriate pursuant to Section 33-774. Under Section 33-
775, the determination of and the authorization for indemnification are made (a) by two or more disinterested directors, as defined in Section 33-770(3); (b) by special legal counsel; (c) by the shareholders; or (d) in the case of indemnification of an officer, agent or employee of the corporation, by the general counsel of the corporation or such other officer(s) as the board of directors may specify. Also, Section 33-772 with Section 33-776 provide that a corporation shall indemnify an individual who was wholly successful on the merits or otherwise against reasonable expenses incurred by him in connection with a proceeding to which he was a party because he is or was a director, officer, employee, or agent of the corporation. Pursuant to
Section 33-771(d), in the case of a proceeding by or in the right of the corporation or with respect to conduct for which the director, officer, agent or employee was adjudged liable on the basis that he received a financial benefit to which he was not entitled, indemnification is limited to reasonable expenses incurred in connection with the proceeding against the corporation to which the individual was named a party.

A corporation may procure indemnification insurance on behalf of an individual who is or was a director of the corporation. Consistent with the laws of the State of Connecticut, ING America
Insurance Holdings, Inc. maintains Professional Liability and fidelity bond insurance policies issued by an international insurer. The policies cover ING America Insurance Holdings, Inc. and any company in which ING America Insurance Holdings, Inc. has a controlling financial interest of 50% or more. These policies include the principal underwriter, as well as the depositor and any/all assets under the care, custody and control of ING America Insurance Holdings, Inc.
and/or its subsidiaries. The policies provide for the following types of coverage: errors and omissions/professional liability, employment practices liability and fidelity/crime.

Section 20 of the ING Financial Advisers, LLC Limited Liability Company Agreement executed as of November 28, 2000 provides that ING Financial Advisers, LLC will indemnify certain persons against any loss, damage, claim or expenses (including legal fees) incurred by such person if he is made a party or is threatened to be made a party to a suit or proceeding because he was a member, officer, director, employee or agent of ING Financial Advisers, LLC, as long as he acted in good faith on behalf of ING Financial Advisers, LLC and in a manner reasonably believed to be within the scope of his authority. An additional condition requires that no person shall be entitled to indemnity if his loss, damage, claim or expense was incurred by reason of his gross negligence or willful misconduct. This indemnity provision is authorized by and is consistent with Title 8, Section 145 of the General Corporation Law of the State of Delaware.

Item 15. Recent Sales of Unregistered Securities

Not Applicable

Item 16. Exhibits and Financial Statement Schedules

(a) Furnish the exhibits as required by Item 601 of Regulation S-K (§229.601):

(3) (a) Restated Certificate of Incorporation (amended and restated as of October 1,
2007) of ING Life Insurance and Annuity Company ·Incorporated by
reference to ING Life Insurance and Annuity Company annual report on
Form 10-K/A (File No. 033-23376), as filed on April 5, 2010.
(b) Amended and Restated By-Laws of ING Life Insurance and Annuity
Company, effective October 1, 2007 ·Incorporated by reference to ING
Life Insurance and Annuity Company annual report on Form 10-K/A (File
No. 033-23376), as filed on April 5, 2010.
(4) Instruments Defining the Rights of Security Holders ·Incorporated by reference to
Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (File No.
033-60477), as filed on April 15, 1996.
(a) Variable Annuity Contract (G-CDA-HF) ·Incorporated by reference to
Post-Effective Amendment No. 14 to Registration Statement on Form N-4
(File No. 033-75964), as filed on July 29, 1997.
(b) Variable Annuity Contract Certificate (GTCC-HF) ·Incorporated by
reference to Post-Effective Amendment No. 6 to Registration Statement on
Form N-4 (File No. 033-75980), as filed on February 12, 1997.
(c) Variable Annuity Contract (GIT-CDA-HO) ·Incorporated by reference to
Post-Effective Amendment No. 12 to the Registration Statement on Form
N-4 (File No. 033-75964), as filed on February 11, 1997.
(d) Variable Annuity Contract (G-CDA-IA(RP)) ·Incorporated by reference to
Post-Effective Amendment No. 5 to the Registration Statement on Form N-
4 (File No. 033-75986), as filed on April 12, 1996.

(e)	Variable Annuity Contract Certificate (GTCC-IA(RP)) ·Incorporated by
reference to Post-Effective Amendment No. 11 to Registration Statement on
Form N-4 (File No. 333-01107), as filed on February 4, 1999.
(f)	Variable Annuity Contract (G-CDA(12/99)) ·Incorporated by reference to
Post-Effective Amendment No. 19 to Registration Statement on Form N-4
(File No. 333-01107), as filed on February 16, 2000.
(g)	Variable Annuity Contract Certificate (C-CDA(12/99)) ·Incorporated by
reference to Post-Effective Amendment No. 19 to Registration Statement on
Form N-4 (File No. 333-01107), as filed on February 16, 2000.
(h)	Variable Annuity Contract (GLIT-CDA-HO) ·Incorporated by reference to
Post-Effective Amendment No. 12 to the Registration Statement on Form
N-4 (File No. 033-75964), as filed on February 11, 1997.
(i)	Variable Annuity Contract (GST-CDA-HO) ·Incorporated by reference to
Post-Effective Amendment No. 12 to the Registration Statement on Form
N-4 (File No. 033-75964), as filed on February 11, 1997.
(j)	Variable Annuity Contract (IP-CDA-IB) ·Incorporated by reference to
Post-Effective Amendment No. 4 to Registration Statement on Form N-4
(File No. 033-75988), as filed on April 15, 1996.
(k)	Variable Annuity Contract (I-CDA-IA(RP)) ·Incorporated by reference to
Post-Effective Amendment No. 5 to the Registration Statement on Form N-
4 (File No. 033-75986), as filed on April 12, 1996.
(l)	Variable Annuity Contract (I-CDA-HD) ·Incorporated by reference to
Post-Effective Amendment No. 12 to the Registration Statement on Form
N-4 (File No. 033-75964), as filed on February 11, 1997.
(m)	Variable Annuity Contract (GIH-CDA-HB) ·Incorporated by reference to
Post-Effective Amendment No. 6 to Registration Statement on Form N-4
(File No. 033-75980), as filed on February 12, 1997.
(n)	Variable Annuity Contract (IMT-CDA-HO) ·Incorporated by reference to
Post-Effective Amendment No. 6 to Registration Statement on Form N-4
(File No. 033-75980), as filed on February 12, 1997.
(o)	Variable Annuity Contract (G-401-IB(X/M)) ·Incorporated by reference to
Post-Effective Amendment No. 3 to Registration Statement on Form N-4
(File No. 033-81216), as filed on April 7, 1996.
(p)	Variable Annuity Contract (G-CDA-IB(XC/SM)) ·Incorporated by
reference to Post-Effective Amendment No. 3 to Registration Statement on
Form N-4 (File No. 033-81216), as filed on April 7, 1996.
(q)	Variable Annuity Contracts (G-CDA-IB(ATORP)) and (G-CDA-
IB(AORP)) ·Incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form N-4 (File No. 033-91846), as filed on
April 15, 1996.
(r)	Variable Annuity Contract (G-CDA-96(TORP)) · Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4
(File No. 033-91846), as filed on August 6, 1996.

(s)	Group Combination Annuity Contract (Nonparticipating) (A001RP95) ·
Incorporated by reference to Registration Statement on Form N-4 (File No.
333-01107), as filed on February 21, 1996.
(t)	Group Combination Annuity Certificate (Nonparticipating) (A007RC95) ·
Incorporated by reference to Registration Statement on Form N-4 (File No.
333-01107), as filed on February 21, 1996.
(u)	Group Combination Annuity Certificate (Nonparticipating) (A020RV95) ·
Incorporated by reference to Registration Statement on Form N-4 (File No.
333-01107), as filed on February 21, 1996.
(v)	Group Combination Annuity Certificate (Nonparticipating) (A027RV95) ·
Incorporated by reference to Registration Statement on Form N-4 (File No.
333-01107), as filed on February 21, 1996.
(w)	Variable Annuity Contract (GID-CDA-HO) ·Incorporated by reference to
Post-Effective Amendment No. 12 to Registration Statement on Form N-4
(File No. 033-75982), as filed on February 20, 1997.
(x)	Variable Annuity Contract (GSD-CDA-HO) ·Incorporated by reference to
Post-Effective Amendment No. 12 to Registration Statement on Form N-4
(File No. 033-75982), as filed on February 20, 1997.
(y)	Variable Annuity Contract (IST-CDA-HO) ·Incorporated by reference to
Post-Effective Amendment No. 7 to Registration Statement on Form N-4
(File No. 033-75992), as filed on February 13, 1997.
(z)	Variable Annuity Contract (I-CDA-HD(XC)) ·Incorporated by reference to
Post-Effective Amendment No. 7 to Registration Statement on Form N-4
(File No. 033-75992), as filed on February 13, 1997.
(aa)	Variable Annuity Contract (HR1O-DUA-GIA) ·Incorporated by reference to Post-Effective Amendment No. 6 to Registration Statement on Form N-4
(File No. 033-75974), as filed on February 28, 1997.
(bb)	Variable Annuity Contract (GA-UPA-GO) ·Incorporated by reference to
Post-Effective Amendment No. 6 to Registration Statement on Form N-4
(File No. 033-75974), as filed on February 28, 1997.
(cc)	Variable Annuity Contracts (G-TDA-HH(XC/M)) and (G-TDA-HH(XC/S)) ·
Incorporated by reference to Post-Effective Amendment No. 6 to Registration
Statement on Form N-4 (File No. 033-75962), as filed on April 17, 1996.
(dd)	Variable Annuity Certificate (GTCC-HH(XC/M)) ·Incorporated by
reference to Post-Effective Amendment No. 14 to Registration Statement on
Form N-4 (File No. 033-75962), as filed on April 17, 1998.
(ee)	Variable Annuity Certificate (GTCC-HH(XC/S)) ·Incorporated by
reference to Post-Effective Amendment No. 14 to Registration Statement on
Form N-4 (File No. 033-75962), as filed on April 17, 1998.
(ff)	Variable Annuity Contract (IA-CDA-IA) ·Incorporated by reference to
Post-Effective Amendment No. 14 to Registration Statement on Form N-4
(File No. 033-75964), as filed on July 29, 1997.

(gg)	Variable Annuity Contract (GLID-CDA-HO) ·Incorporated by reference to
Post-Effective Amendment No. 12 to Registration Statement on Form N-4
(File No. 033-75982), as filed on February 20, 1997.
(hh)	Variable Annuity Contract (G-CDA-HD) ·Incorporated by reference to
Post-Effective Amendment No. 6 to Registration Statement on Form N-4
(File No. 033-75982), as filed on April 22, 1996.
(ii)	Variable Annuity Contract Certificate (GTCC-HD) ·Incorporated by
reference to Post-Effective Amendment No. 11 to Registration Statement on
Form N-4 (File No. 333-01107), as filed on February 4, 1999.
(jj)	Variable Annuity Contract (G-CDA-IA(RPM/XC)) ·Incorporated by
reference to Post-Effective Amendment No. 12 to the Registration
Statement on Form N-4 (File No. 033-75964), as filed on February 11,
1997.
(kk)	Variable Annuity Contracts and Certificate (G-CDA-95(ORP)),
(G-CDA-95(TORP)) and (GTCC-95 (ORP)) ·Incorporated by reference to
Post-Effective Amendment No. 3 to Registration Statement on Form N-4
(File No. 033-91846), as filed on April 15, 1996.
(ll)	Variable Annuity Contracts and Certificate (G-CDA-ORP), (CDA-
IB(TORP)) and (GTCC-95(TORP)) ·Incorporated by reference to Post-
Effective Amendment No. 3 to Registration Statement on Form N-4 (File
No. 033-91846), as filed on April 15, 1996.
(mm)	Variable Annuity Contract (IRA-CDA-IC) ·Incorporated by reference to
Post-Effective Amendment No. 5 to the Registration Statement on Form N-
4 (File No. 033-75986), as filed on April 12, 1996.
(nn)	Variable Annuity Contract (GIP-CDA-HB) ·Incorporated by reference to
Post-Effective Amendment No. 8 to Registration Statement on Form N-4
(File No. 033-75980), as filed on August 19, 1997.
(oo)	Variable Annuity Contract (I-CDA-98(ORP)) ·Incorporated by reference to
Post-Effective Amendment No. 11 to Registration Statement on Form N-4
(File No. 333-01107), as filed on February 4, 1999.
(pp)	Variable Annuity Contract (G-CDA-99(NY)) ·Incorporated by reference to
Post-Effective Amendment No. 19 to Registration Statement on Form N-4
(File No. 333-01107), as filed on February 16, 2000.
(qq)	Variable Annuity Contract Certificate (C-CDA-99(NY)) ·Incorporated by
reference to Post-Effective Amendment No. 19 to Registration Statement on
Form N-4 (File No. 333-01107), as filed on February 16, 2000.
(rr)	Variable Annuity Contract Certificate (GDCC-HF) ·Incorporated by
reference to Post-Effective Amendment No. 19 to Registration Statement on
Form N-4 (File No. 333-01107), as filed on February 16, 2000.
(ss)	Variable Annuity Contract Certificate (GDCC-HD) ·Incorporated by
reference to Post-Effective Amendment No. 19 to Registration Statement on
Form N-4 (File No. 333-01107), as filed on February 16, 2000.

(tt)	Variable Annuity Contract (G-CDA-HD(XC) ·Incorporated by reference to
Post-Effective Amendment No. 19 to Registration Statement on Form N-4
(File No. 333-01107), as filed on February 16, 2000.
(uu)	Variable Annuity Contract Certificate (GDCC-HO) ·Incorporated by
reference to Post-Effective Amendment No. 19 to Registration Statement on
Form N-4 (File No. 333-01107), as filed on February 16, 2000.
(vv)	Variable Annuity Contract Certificate (GDCC-HD(XC)) ·Incorporated by
reference to Post-Effective Amendment No. 19 to Registration Statement on
Form N-4 (File No. 333-01107), as filed on February 16, 2000.
(ww)	Variable Annuity Contract Certificate (GTCC-HD(XC)) ·Incorporated by
reference to Post-Effective Amendment No. 19 to Registration Statement on
Form N-4 (File No. 333-01107), as filed on February 16, 2000.
(xx)	Variable Annuity Contract Certificate (GTCC-HO) ·Incorporated by
reference to Post-Effective Amendment No. 19 to Registration Statement on
Form N-4 (File No. 333-01107), as filed on February 16, 2000.
(yy)	Variable Annuity Contract Certificate (GTCC-96(ORP)) ·Incorporated by
reference to Post-Effective Amendment No. 19 to Registration Statement on
Form N-4 (File No. 333-01107), as filed on February 16, 2000.
(zz)	Variable Annuity Contract G-CDA-96(ORP)) ·Incorporated by reference to Post-Effective Amendment No. 19 to Registration Statement on Form N-
4 (File No. 333-01107), as filed on February 16, 2000.
(a1)	Variable Annuity Contract Certificate (GTCC-96(TORP)) ·Incorporated by
reference to Post-Effective Amendment No. 19 to Registration Statement on
Form N-4 (File No. 333-01107), as filed on February 16, 2000.
(b1)	Variable Annuity Contract Certificate (GTCC-IB(ATORP)) ·Incorporated
by reference to Post-Effective Amendment No. 19 to Registration Statement
on Form N-4 (File No. 333-01107), as filed on February 16, 2000.
(c1)	Variable Annuity Contract Certificate (GTCC-IB(AORP) ·Incorporated by
reference to Post-Effective Amendment No. 19 to Registration Statement on
Form N-4 (File No. 333-01107), as filed on February 16, 2000.
(d1)	Variable Annuity Contract (ISE-CDA-HO) ·Incorporated by reference to
Post-Effective Amendment No. 21 to Registration Statement on Form N-4
(File No. 033-75996), as filed on February 16, 2000.
(e1)	Variable Annuity Contract (G-CDA-IB(ORP)) ·Incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form N-4
(File No. 033-91846), as filed on April 15, 1996.
(f1)	Variable Annuity Contract (G-CDA-IB(TORP)) · Incorporated by reference to Post-Effective Amendment No. 3 to Registration Statement on Form N-4
(File No. 033-91846), as filed on April 15, 1996.
(g1)	Variable Annuity Contract (G-CDA-01(NY)) ·Incorporated by reference to
Post-Effective Amendment No. 1 to Registration Statement on Form S-2
(File No. 333-60016), as filed on April 5, 2002.

	(h1)	Variable Annuity Contract Certificate (C-CDA-01(NY)) ·Incorporated by
reference to Post-Effective Amendment No. 1 to Registration Statement on
Form S-2 (File No. 333-60016), as filed on April 5, 2002.
	(i1)	Endorsement E-403bR-09 to Contracts G-CDA-HF, GIT-CDA-HO, G-
CDA-IA(RP), G-CDA-(12/99), GLIT-CDA-HO, GST-CDA-HO, I-CDA-
HD, IMT-CDA-HO, G-CDA-IB(XC/SM), G-CDA-IB(ATORP), G-CDA-
96(TORP), IST-CDA-HO, G-TDA-HH(XC/M), G-TDA-HH(XC/S), IA-
CDA-IA, G-CDA-HD, G-CDA-IA(RPM/XC), G-CDA-99(NY), G-CDA-
HD(XC), G-CDA-IB(TORP) and G-CDA-01(NY) and Group Contract
A001RP95 and Certificates GTCC-HF, GTCC-IA(RP), C-CDA-(12/99),
GTCC-HH(XC/M), GTCC-HD, GTCC-HD(XC), GTCC-HO, GTCC-
96(TORP), GTCC-IB(ATORP) and C-CDA-01(NY) and Group Certificates
A007RC95 and A020RV95 ·Incorporated by reference to Registration
Statement on Form S-1 of ING Life Insurance and Annuity Company (File
No. 333-158492), as filed on April 8, 2009.
	(j1)	Endorsement E-403bTERM-08 to Contracts G-CDA-HF, GIT-CDA-HO,
G-CDA-IA(RP), G-CDA-(12/99), GLIT-CDA-HO, GST-CDA-HO, I-CDA-
HD, IMT-CDA-HO, G-CDA-IB(XC/SM), G-CDA-IB(ATORP), G-CDA-
96(TORP), IST-CDA-HO, G-TDA-HH(XC/M), G-TDA-HH(XC/S), IA-
CDA-IA, G-CDA-HD, G-CDA-IA(RPM/XC), G-CDA-99(NY), G-CDA-
HD(XC), G-CDA-IB(TORP) and G-CDA-01(NY) and Group Contract
A001RP95 and Certificates GTCC-HF, GTCC-IA(RP), C-CDA-(12/99),
GTCC-HH(XC/M), GTCC-HD, GTCC-HD(XC), GTCC-HO, GTCC-
96(TORP), GTCC-IB(ATORP) and C-CDA-01(NY) and Group Certificates
A007RC95 and A020RV95 ·Incorporated by reference to Registration
Statement on Form S-1 of ING Life Insurance and Annuity Company (File
No. 333-158492), as filed on April 8, 2009.
(5)	Opinion re Legality
(10)	Material contracts are listed under Item 15 in the Company's Form 10-K/A for the fiscal year ended December 31, 2009 (File No. 033-23376), as filed with the
Commission on April 5, 2010. Each of the Exhibits so listed is incorporated by reference as indicated in the Form 10-K/A
(21)	Subsidiaries of the Registrant · Incorporated by reference to Registration Statement on Form S-1 of ING Life Insurance and Annuity Company (File No. 333-158492),
as filed on April 6, 2010.
(23)	(a)	Consent of Independent Registered Public Accounting Firm
	(b)	Consent of Legal Counsel (included in Exhibit (5) above)
(24)	(a)	Powers of Attorney
	(b)	Certificate of Resolution Authorizing Signature by Power of Attorney ·
Incorporated by reference to Post-Effective Amendment No. 5 to the
Registration Statement on Form N-4 (File No. 033-75986), as filed on April
12, 1996.

Exhibits other than those listed above are omitted because they are not required or are not applicable.

(b)	ING Life Insurance and Annuity Company Form 10-K/A for the fiscal year ended
December 31, 2009 and the quarterly report on Form 10-Q for the fiscal quarter ended
March 31, 2010 are incorporated in Part I within the Prospectus.

Item 17. Undertakings

The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation
S-K:

(a) Rule 415 offerings:

	(1)	To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities
Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement.

	(2)	That, for the purpose of determining any liability under the Securities Act of
1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

	(4)	Not Applicable

	(5)(i)	Not Applicable

	(5)(ii)	That for, the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the
Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Not Applicable

(c)	Not Applicable

(d)	Not Applicable

(e)	Not Applicable

(f)	Not Applicable

(g)	Not Applicable

(h)	Request for Acceleration of Effective Date:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)	Not Applicable

(j)	Not Applicable

(k)	Not Applicable

(l)	Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-
Effective Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-158492) to be
signed on its behalf by the undersigned, thereunto duly authorized in the Town of Windsor, State of
Connecticut, on this 21st day of June, 2010.

	By:	ING LIFE INSURANCE AND ANNUITY
COMPANY
(REGISTRANT)

	By:	/s/Catherine H. Smith*
Catherine H. Smith
President
(principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 3 to the
Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title			Date

/s/Catherine H. Smith*	President and Director		)
Catherine H. Smith	(principal executive officer))
)
/s/Thomas J. McInerney*	Director and Chairman		)	June
Thomas J. McInerney			)	21, 2010
)
/s/Ewout L. Steenbergen*	Director, Executive Vice President and Chief Financial		)
Ewout L. Steenbergen	Officer		)
)
/s/Lynne R. Ford*	Director and Executive Vice President		)
Lynne R. Ford			)
)
/s/Donald Britton*	Director		)
Donald Britton			)
)
/s/Robert G. Leary*	Director		)
Robert G. Leary			)
)
/s/Michael S. Smith*	Director		)
Michael S. Smith			)
)

/s/Steven T. Pierson*	Senior Vice President and Chief Accounting Officer	)
Steven T. Pierson		)

By: /s/Michael A. Pignatella
Michael A. Pignatella
*Attorney-in-Fact

EXHIBIT INDEX
Exhibit No.	Exhibit
16(a)(5)	Opinion re: Legality
16(a)(23)(a)	Consent of Independent Registered Public Accounting Firm
16(a)(23)(b)	Consent of Legal Counsel	*
16(a)(24)(a)	Powers of Attorney

*Included in Exhibit 16(a)(5) above